Exhibit 21

CATALINA MARKETING CORPORATION

SUBSIDIARIES OF REGISTRANT

Catalina Health Resource, LLC

a Delaware corporation

Catalina Marketing Worldwide, Inc.,

a Delaware corporation

Catalina Marketing France, S.A.S.,

a French corporation

Catalina Marketing U.K., LTD.,

a United Kingdom corporation

Catalina Marketing Italia s.r.l.,

an Italian corporation

Catalina Marketing Procurement, LLC

a Delaware limited liability corporation

Catalina-Pacific Media, LLC,

a Delaware limited liability corporation

CMJ Investments, LLC,

a Delaware limited liability corporation

Catalina Marketing Japan KK,

a Japanese corporation

Catalina Marketing Deutschland GmbH,

a German corporation

Catalina Marketing C.V.

a Netherlands limited partnership

Catalina Marketing International B.V.

a Netherlands private limited liability company

Catalina Marketing Research Solutions, Inc.

a Delaware corporation

Compuscan Marketing, Inc.,

a Pennsylvania corporation

Catalina Marketing Loyalty Holdings, Inc.,

a Delaware corporation

Dynamic Controls, Inc.,

a Delaware corporation

Catalina Marketing Direct Marketing Services, Inc.

a California corporation

Catalina Electronic Clearing Services, Inc.,

a Delaware corporation

Supermarkets Online Holdings, Inc.,

a Delaware corporation